Exhibit 10.2

PLEDGE AGREEMENT

This Pledge Agreement (“Pledge Agreement”) is made and entered into as of January 8, 2007, by WinWin Gaming, Inc., a Delaware corporation (“Pledgor”), in favor of and for the benefit of Solidus Networks, Inc., a Delaware corporation (“Solidus”).

Recitals

A.                                    Contemporaneously herewith, Pledgor has issued a Promissory Note (the “Initial Note”) to Solidus in the original principal amount of $300,000.00 evidencing a loan (the “Initial Loan”) being made by Solidus to Pledgor, and from time to time hereafter, Pledgor may issue additional Promisory Notes (the “Additional Notes” and together with the Initial Note, the “Notes”) to Solidus evidencing additional loans made by Solidus to Pledgor (collectively, the “Additional Loans” and together with the Initial Loan, the “Loans”).

B.                                    Pursuant to a Second Amended and Restated Joint Venture Agreement dated as of August 31, 2006 between Solidus and Pledgor (the “Joint Venture Agreement”), Solidus issued 1,829,336 shares of its Series C Preferred Stock to Pledgor represented by certificate no. PC-225 (the “Pledged Securities”).

C.                                    Pledgor is executing and delivering this Pledge Agreement in order to induce Solidus to make the Loans.

Agreement

The parties to this Pledge Agreement, intending to be legally bound, agree as follows:

1.                                      Certain Definitions

For purposes of this Pledge Agreement:

(a)                                  “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, adverse claim, proxy, option, right of first refusal, preemptive right, community property interest, legend or restriction of any nature (including any restriction on the voting or transfer of any security and any restriction on the receipt of any dividend or other payment receivable by the owner of any security, but excluding any restriction imposed under applicable securities laws).

(b)                                  “Governmental Body” shall mean any: (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

(c)                                  “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

(d)                                  “Person” shall mean any (i) individual, (ii) Governmental Body or (iii) corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company, firm or other enterprise, association, organization or entity.

(e)                                  “Secured Obligations” shall mean (i) all debt, principal, interest, expenses, and other amounts owed to Solidus by Pledgor pursuant to or in connection with the Notes or this Pledge Agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an insolvency proceeding and including any debt, liability, or obligation owing from Pledgor to others that Solidus may have obtained by assignment or otherwise and (ii) and all other indebtedness, liabilities and obligations of Pledgor to Solidus, whether now existing or hereafter incurred, and whether created under, arising out of, or in connection with any written agreement or otherwise.

2.                                      Pledge

As security for the full, prompt and complete satisfaction and performance when due of the Secured Obligations, Pledgor hereby pledges to Solidus, and grants to Solidus a first-priority security interest by way of pledge in, the Pledged Securities, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities, and the proceeds thereof.

3.                                      Form of Pledged Securities; Delivery of Pledged Securities

Each stock certificate (the “Stock Certificates”) and other instrument representing or evidencing the Pledged Securities shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THAT CERTAIN PLEDGE AGREEMENT DATED AS OF JANUARY 8, 2007, BY AND BETWEEN SOLIDUS NETWORKS, INC. AND WINWIN GAMING, INC. (THE “PLEDGE AGREEMENT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED IN ANY MANNER, EXCEPT AS SPECIFICALLY CONTEMPLATED IN THE PLEDGE AGREEMENT.

From the date of this Pledge Agreement, Solidus shall hold all stock certificates (the “Stock Certificates”) and other instruments representing or evidencing the Pledged Securities, accompanied by instruments of transfer and assignment (including stock powers) duly executed and endorsed in blank, all satisfactory in form and substance to Solidus.

The powers conferred on Solidus hereunder are solely to protect its interest in the Pledged Securities and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Securities in its possession and the accounting for moneys actually received by it hereunder, Solidus shall have no duty as to any Pledged Securities, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Securities, whether or not Solidus has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Securities.  Solidus shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Securities in its possession if such Pledged Securities are accorded treatment substantially equal to that which Solidus accords its own property.

4.                                      Representations and Warranties

Pledgor represents and warrants to Solidus as follows:

(a)                                  Pledgor is the sole holder of record and the beneficial owner of the Pledged Securities, free of any Encumbrance thereon or affecting title thereto, except for the Encumbrance created by this Pledge Agreement.

(b)                                  None of the Pledged Securities has been transferred or pledged in violation of any securities registration or securities disclosure law or other Legal Requirement, and Pledgor has no intention as of the date of this Pledge Agreement of transferring or pledging the Pledged Securities.

(c)                                  No consent, approval, authorization or other order is required to be made or obtained by Pledgor (i) for the pledge of any of the Pledged Securities pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement or (ii) for the exercise by Solidus of any of the rights and remedies provided for in this Pledge Agreement or otherwise available under any applicable Legal Requirement in respect of the Pledged Securities.

(d)                                  The pledge of and delivery of the Pledged Securities pursuant to this Pledge Agreement will create a valid first priority lien on and in the Pledged Securities, and the proceeds thereof, securing the Secured Obligations.

(e)                                  This Pledge Agreement has been duly and validly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

(f)                                    The representations and warranties of Pledgor contained in this Pledge Agreement are accurate and complete in all respects as of the date of this Pledge Agreement and shall continue to be accurate and complete in all respects until all of the Secured Obligations have been performed or otherwise satisfied in full.

5.                                      Covenants of Pledgor

Pledgor covenants and agrees that, until the Secured Obligations have been satisfied in full:

(a)                                  Pledgor shall not sell, assign, transfer or pledge, or otherwise take any action that could lead directly or indirectly to the creation of any Encumbrance on, any of Pledgor’s rights in or to any of the Pledged Securities or any unpaid dividends or other distributions or payments with respect to any of the Pledged Securities;

(b)                                  Pledgor shall, at such Pledgor’s own expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Solidus may request from time to time in good faith in order to ensure to Solidus the benefits of the lien in and to the Pledged Securities intended to be created by this Pledge Agreement; and

(c)                                  Pledgor shall maintain, preserve and defend the title to the Pledged Securities and the lien of Solidus thereon against the claim of any other Person.

6.                                      Pledgor’s Voting Rights

So long as no Event of Default (as defined in Section 7) shall have occurred, Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Securities for all purposes not inconsistent with any of the provisions of this Pledge Agreement; provided, however, that Pledgor shall not permit any vote to be cast, any consent to be given or any other action to be taken that would have the effect of impairing the position or interest of Solidus in respect of any of the Pledged Securities.

7.                                      Defaults and Remedies

(a)                                  Events of Default.  For purposes of this Pledge Agreement, an “Event of Default” as defined in the Notes shall constitute an “Event of Default” hereunder.

(b)                                  Remedies.  Upon the occurrence of an Event of Default (and without limiting any of the other remedies available under the Notes or under any Legal Requirement), Solidus may, at its option and without demand, notice or legal process of any kind, take any and all actions deemed necessary or appropriate by Solidus to satisfy the Secured Obligations.

(c)                                  Solidus Appointed Attorney-in-Fact.  Pledgor hereby appoints Solidus Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time following the occurrence and during the continuance of an Event of Default in Solidus’ discretion to take any action and to execute any instrument which Solidus may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

8.                                      Termination

Immediately following the full and complete performance or other satisfaction of all the Secured Obligations, (a) Solidus shall deliver to Pledgor the Pledged Securities pledged by such Pledgor (and all instruments of assignment executed in connection therewith), free of the Encumbrance hereof, but without the legend referred to in Section 3, and (b) all of Pledgor’s obligations under this Pledge Agreement shall at such time terminate.

9.                                      Approval of Governmental Bodies

Notwithstanding anything to the contrary contained herein, to the extent that the exercise of any right or power granted, or remedy available, to Solidus hereunder requires the prior approval of any Governmental Body, Solidus hereby agrees that it may not and shall not exercise any such right or power or avail itself of such remedy, until the required approval has been obtained.

10.                               Miscellaneous

(a)                                  Indemnification.  Pledgor shall hold harmless and indemnify Solidus and Solidus’ affiliates from and against, and shall compensate and reimburse Solidus and Solidus’ affiliates for, any loss, damage, claim, liability, fee (including attorneys’ fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Solidus or any of Solidus’ affiliates, or to which Solidus or any of Solidus’ affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (i) any inaccuracy in or breach of any representation or warranty contained in this Pledge Agreement or (ii) any failure on the part of either Pledgor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Pledge Agreement.

(b)                                  Expenses.  Subject to Section 10(a), all costs and expenses incurred in connection with the transactions contemplated by this Pledge Agreement shall be paid by the party incurring such costs and expenses.

(c)                                  Attorneys’ Fees.  If any legal action relating to this Pledge Agreement or the enforcement of any provision of this Pledge Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(d)                                  Notices.  Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile, to a party’s address or facsimile number as follows:

if to Pledgor:

WinWin Gaming, Inc.
8687 West Sahara, Suite 201
Las Vegas, NV 89117
Tel:   (702) 212-4530
Fax:  (702) 212-4553
Attention:  Patrick Rogers

with a copy to:

Thelen Reid & Priest LLP
701 Eighth Street, N.W.
Washington, D.C.  20001
Tel:   202.508.4281
Fax:  202.654.1804
Attention:  Louis A. Bevilacqua

if to Solidus:

Solidus Networks, Inc.
101 Second Street, Suite 1100
San Francisco, California  94105
Tel:   (415) 281-2200
Fax:  (415) 281-2202
Attention:  Steven L. Zelinger

with a copy to:

Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA  94111
Tel:   (415) 693-2000
Fax:  (415) 693-2222
Attention:  Kenneth L. Guernsey

or at such other address or facsimile number as a party may designate by giving at least ten days’ advance written notice to the other party.  All such notices and other communications shall be deemed given upon (I) receipt or refusal of receipt, if delivered personally, (II) three days after being placed in the mail, if mailed, or (III) confirmation of facsimile transfer, if faxed.

(e)                                  Headings.  The bold-faced headings contained in this Pledge Agreement are for convenience of reference only, shall not be deemed to be a part of this Pledge Agreement and shall not be referred to in connection with the construction or interpretation of this Pledge Agreement.

(f)                                    Counterparts; Exchanges by Facsimile.  This Pledge Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  The exchange of a fully executed Pledge Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and provisions of this Pledge Agreement.

(g)                                 Governing Law.

(i)                                    This Pledge Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(ii)                                Any legal action relating to this Pledge Agreement or the enforcement of any provision of this Pledge Agreement may be brought or otherwise commenced in any state or federal court located in San Francisco, California.

(h)                                 Assignment; Binding Effect.  Neither this Pledge Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Pledgor, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Pledge Agreement shall be binding upon Pledgor and its successors and assigns, and shall inure to the benefit of Solidus and its successors and assigns.  Nothing in this Pledge Agreement is intended to confer on any Person (other than Solidus and its successors and assigns) any rights or remedies of any nature.  Solidus may freely assign any or all of its rights under this Pledge Agreement (including its indemnification rights under Section 10(a)), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

(i)                                    Waiver.

(i)                                    No failure on the part Solidus to exercise any power, right, privilege or remedy under this Pledge Agreement, and no delay on the part of Solidus in exercising any power, right, privilege or remedy under this Pledge Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(ii)                                Solidus shall not be deemed to have waived any claim arising out of this Pledge Agreement, or any power, right, privilege or remedy under this Pledge Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Solidus; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(j)                                    Amendments.  This Pledge Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Solidus and Pledgor.

(k)                                Severability.  Any term or provision of this Pledge Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Pledge Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision of this Pledge Agreement is invalid or unenforceable, the parties hereto agree (i) that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision and (ii) that this Pledge Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(l)                                    Non-Exclusivity.  The rights and remedies of Solidus under this Pledge Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights and remedies of Solidus under this Pledge Agreement, and the obligations and liabilities of Pledgor under this Pledge Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

(m)                              Entire Agreement.  This Pledge Agreement and the Notes set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

(n)                                 Construction.

(i)                                    For purposes of this Pledge Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(ii)                                The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Pledge Agreement.

(iii)                            As used in this Pledge Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iv)                               Except as otherwise indicated, all references in this Pledge Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Pledge Agreement and Schedules to this Pledge Agreement.

[Signature page follows]

In Witness Whereof, Pledgor has caused this Pledge Agreement to be duly executed and delivered as of the date first written above.

Pledgor		WinWin Gaming, Inc.
a Delaware corporation

		By:	/s/ Patrick Rogers

		Printed Name:	Patrick Rogers

		Title:	President / CEO

Accepted and Acknowledged by:

Solidus Networks, Inc.
a Delaware corporation

By:	/s/ Steven L. Zelinger

Printed Name:	Steve Zelinger

Title:	General Counsel / Executive Vice President

[Signature page to Pledge Agreement]